EXHIBIT 99.1

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE	Date: November 1, 2007
From: Thomas W. Crawford
Chief Executive Officer

Crawford Reports 2007 Third Quarter Results

Crawford & Company (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2007.

Third quarter 2007 consolidated revenues before reimbursements totaled $245.8 million compared to $197.1 million in the 2006 third quarter. Third quarter 2007 net income was $3.5 million compared to net income of $6.2 million for the 2006 third quarter. Third quarter 2007 earnings per share was $0.07 compared to earnings per share of $0.13 in the prior-year quarter. During the 2007 third quarter the Company recognized a tax benefit which increased net income by $1.4 million, or $0.03 per share. Net income in the 2006 third quarter included a credit of $2.0 million, net of related income taxes, or $0.04 per share, resulting from the sale of the Company’s investigative services business.

Consolidated revenues before reimbursements for the nine-month period ended September 30, 2007 were $729.9 million compared with $591.3 million in the 2006 period. Net income for the first nine months of 2007 totaled $12.8 million, or $0.25 per share, compared with $16.3 million, or $0.33 per share, for the prior-year period. Comparison of net income year-over-year is also affected by certain credits occurring in the first six months of the year including: a current year gain on disposal of assets of $2.5 million, net of related income taxes, or $0.05 per share, as a result of the 2007 sale of the Company’s subrogation services business; and the recognition of a $3.1 million gain in 2007, net of related income taxes, or $0.06 per share, related to the 2006 sale of the Company’s former corporate headquarters.

U.S. property & casualty revenues before reimbursements were $46.0 million in the third quarter of 2007 compared to $52.5 million in the 2006 third quarter. Revenues generated by the Company’s catastrophe adjuster group were $3.4 million in the 2007 third quarter, declining from $5.3 million in the 2006 period. Third quarter 2006 revenues also included $1.9 million produced by the Company’s investigation services business, which was sold in the 2006 third quarter. The prior-year quarter also included $541,000 in revenues generated by the Company’s subrogation services business which was sold on February 28, 2007.

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

Operating earnings in the U.S. property and casualty segment declined to $2.7 million, or 5.9% of revenues, compared to earnings of $3.8 million, or 7.3% of revenues in the 2006 third quarter.

Third quarter 2007 revenues before reimbursements for international operations grew to $96.7 million from $74.9 million for the same period in 2006. Compared to the 2006 third quarter, during the current quarter the U.S. dollar weakened against most major foreign currencies, resulting in a net exchange rate benefit in the current quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $90.1 million in the 2007 third quarter, reflecting growth in revenues on a constant dollar basis of 20.3%. The acquisition of Specialty Liability Services, Ltd. in the U.K. during the 2006 fourth quarter contributed revenues of $2.0 million in the 2007 third quarter. International operating expenses increased by $19.0 million in U.S. dollars, a 26.6% increase, and by 18.5% on a constant dollar basis. Operating earnings improved to $6.3 million in the current quarter, increasing 82.9% over last year’s third quarter operating earnings of $3.4 million. The related operating margin was 6.5% in the 2007 third quarter, improving over the 4.6% operating margin in the 2006 quarter.

Revenues before reimbursements from the Broadspire segment were $78.2 million in the 2007 third quarter compared to the $34.9 million generated by the Company’s former Crawford Integrated Services business in the 2006 quarter. Revenues associated with Broadspire Management Services, Inc., acquired in the 2006 fourth quarter, totaled $47.0 million in the 2007 third quarter and $146.5 million in the 2007 year-to-date period. In the 2007 third quarter, the combined Broadspire segment’s operating earning improved from a loss of ($7.2) million to operating earnings of $1.6 million, or 2.0% of revenues.

Legal settlement administration revenues before reimbursements were $24.8 million for the 2007 third quarter, compared to $34.8 million in the 2006 quarter. Operating earnings totaled $2.7 million in the 2007 third quarter, or an operating margin of 10.7% of revenues, compared to $6.0 million, or 17.3% of revenues, in the prior-year period. The segment’s awarded project backlog totaled approximately $39.1 million at September 30, 2007.

Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, “Our third quarter 2007 operating results reflect strong performance in our international operations, offset by continued softness in our legal settlement administration segment. At this time last year, the legal settlement administration segment was completing several major securities class action projects and by comparison is experiencing today a period of comparatively slower class action activity. Our U.S. property & casualty segment experienced a downturn in revenues, primarily as a result of the absence of significant catastrophic activity and lower industry-wide claim volumes; however, we are encouraged by our margin performance in this environment.”

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

Mr. Crawford concluded, “Despite trends in U.S. property and casualty claims frequencies and in our class action business, our outlook for the remainder of 2007 is positive. Strong performance in our international segment and stabilization in our other operations provide an encouraging outlook for the fourth quarter. In addition, we remain focused on managing our operations to ensure we obtain acceptable long-term operating margins.”

Crawford & Company adjusted its guidance for full year 2007 as follows:

•	Consolidated revenues before reimbursements between $955 million and $985 million.
•	Consolidated operating earnings between $40.4 million and $42.7 million.
•

After reflecting stock-based compensation expense, net corporate interest expense, intangible asset amortization expense, certain other credits, and income taxes, consolidated net income between $17.2 million and $18.8 million, or $0.34 to $0.37 per share.

Crawford & Company’s management will host a conference call with analysts on Thursday, November 1, 2007 at 3:00 P.M. EDT to discuss quarterly earnings and other developments. The call will be recorded and available for replay through November 8, 2007. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 21561469. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company’s financial position, operating results, and cash flows for the quarter and year-to-date period ended September 30, 2007 is shown on the attached unaudited statements. Operating earnings (a non-GAAP financial measure) is the key financial performance measures used by the Company’s senior management to evaluate the performance of its segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate operating performance using the same criteria that management uses. Operating earnings exclude net corporate interest expense, stock option expense, income tax expense, amortization of customer relationship intangible assets, and certain other credits. Net corporate interest expense, stock option expense and income taxes are recurring components of the Company’s net income, but they are not considered part of operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company, stock option expense relates to historically granted stock options which are not allocated to its operating units, and income taxes are based on statutory rates in effect in each of the locations where the Company provides services and vary throughout the world. Amortization expense relates to non-cash amortization of customer relationship intangible assets resulting from business combinations. These costs are not allocated to the segments for assessing performance. None of the aforementioned costs relate directly to the performance

Press Release

CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

of the Company’s services and are therefore excluded in order to accurately assess the results of segment operating activities on a consistent basis. Certain other credits represent events (gain on disposal of assets) that are not considered part of segment operating earnings since they historically have not regularly impacted the Company’s operating performance and are not expected to regularly impact future performance. Following is a reconciliation of segment operating earnings to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

	Quarter ended				Year-to-date period ended
	September 30, 2007	% Margin	September 30, 2006	% Margin	September 30, 2007	% Margin	September 30, 2006	% Margin
Operating Earnings (Loss):
U.S. property & casualty	$2,737	5.9%	$3,837	7.3%	$5,586	4.1%	$13,053	7.9%
International operations	6,280	6.5	3,434	4.6	14,810	5.5	7,545	3.4
Broadspire	1,598	2.0	(7,162)	(20.5)	4,098	1.7	(18,081)	(16.9)
Legal settlement administration	2,664	10.7	6,015	17.3	9,072	11.6	19,275	19.5
Unallocated corporate and shared (costs) credits	(4,362)	(1.8)	1,565	0.8	(6,392)	(0.9)	3,732	0.6
Add/(Deduct):
Other credits	—	—	3,069	1.6	8,824	1.2	3,069	0.5
Stock option expense	(260)	(0.1)	(248)	(0.1)	(901)	(0.1)	(865)	(0.1)
Amortization expense	(1,575)	(0.6)	—	—	(4,518)	(0.6)	—	—
Net corporate interest expense	(4,572)	(1.9)	(839)	(0.4)	(13,172)	(1.8)	(2,431)	(0.4)
Income taxes	943	0.4	(3,423)	(1.7)	(4,595)	(0.6)	(8,988)	(1.5)

Net income	$3,453	1.4	$6,248	3.2	$12,812	1.8	$16,309	2.8

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include property and casualty claims management, integrated claims and medical management for workers’ compensation, legal settlement administration, including class action and warranty inspections, and risk management information services. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter and year-to-date periods ended September 30, 2007 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a discussion regarding factors which could affect the Company’s financial performance, see the Company’s Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission, in particular the information under the headings “Business,” “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company’s actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Per Share Amounts)

Nine Months Ended September 30,	2007	2006	% Change
Revenues:
Revenues Before Reimbursements	$729,919	$591,266	23%
Reimbursements	54,874	62,506	-12%

Total Revenues	784,793	653,772	20%
Costs and Expenses:
Cost of Services Before Reimbursements	547,189	460,528	19%
Reimbursements	54,874	62,506	-12%

Total Cost of Services	602,063	523,034	15%
Selling, General, and Administrative	160,975	106,079	52%
Corporate Interest Expense, Net	13,172	2,431	442%

Total Costs and Expenses	776,210	631,544	23%
Gain on Disposal of Investigations Business	—	3,069	nm
Gain on Disposal of Subrogation Business	3,980	—	nm
Gain on Sale of Former Corporate Headquarters	4,844	—	nm

Income Before Income Taxes	17,407	25,297	-31%
Income Taxes	4,595	8,988	-49%

Net Income	$12,812	$16,309	-21%

Earnings Per Share—Basic and Diluted	$0.25	$0.33	-24%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,434	49,225

Diluted Earnings Per Share	50,616	49,383

Cash Dividends Per Share:
Class A Common Stock	$0.00	$0.18
Class B Common Stock	$0.00	$0.18

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In Thousands, Except Per Share Amounts)

Quarter Ended September 30,	2007	2006	% Change
Revenues:
Revenues Before Reimbursements	$245,774	$197,057	25%
Reimbursements	20,196	25,276	-20%

Total Revenues	265,970	222,333	20%
Costs and Expenses:
Cost of Services Before Reimbursements	185,533	155,569	19%
Reimbursements	20,196	25,276	-20%

Total Cost of Services	205,729	180,845	14%
Selling, General, and Administrative	53,159	34,047	56%
Corporate Interest Expense, Net	4,572	839	445%

Total Costs and Expenses	263,460	215,731	22%
Gain on Disposal of Investigations Business	—	3,069	nm

Income Before Income Taxes	2,510	9,671	-74%
Income Taxes	(943)	3,423	-128%

Net Income	$3,453	$6,248	-45%

Earnings Per Share—Basic and Diluted	$0.07	$0.13	-46%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	50,507	49,392

Diluted Earnings Per Share	50,697	49,566

Cash Dividends Per Share:
Class A Common Stock	$0.00	$0.06
Class B Common Stock	$0.00	$0.06

nm = not meaningful

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT

Nine Months Ended September 30

Unaudited

(In Thousands, Except Percentages)

	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2007	2006		2007	2006		2007	2006		2007	2006
Revenues Before Reimbursements	$136,786	$166,025	-17.6%	$269,330	$219,237	22.8%	$245,772	$106,990	129.7%	$78,031	$99,014	-21.2%
Compensation & Benefits	90,294	105,609	-14.5%	189,022	154,990	22.0%	152,143	73,746	106.3%	38,624	38,629	0.0%
% of Revenues	66.0%	63.6%		70.2%	70.7%		61.9%	68.9%		49.5%	39.0%
Expenses Other than Reimbursements, Compensation & Benefits	40,906	47,363	-13.6%	65,498	56,702	15.5%	89,531	51,325	74.4%	30,335	41,110	-26.2%
% of Revenues	29.9%	28.5%		24.3%	25.9%		36.4%	48.0%		38.9%	41.5%

Total Operating Expenses	131,200	152,972	-14.2%	254,520	211,692	20.2%	241,674	125,071	93.2%	68,959	79,739	-13.5%

Operating Earnings (Loss) (1)	$5,586	$13,053	-57.2%	$14,810	$7,545	96.3%	$4,098	($18,081)	122.7%	$9,072	$19,275	-52.9%
% of Revenues	4.1%	7.9%		5.5%	3.4%		1.7%	-16.9%		11.6%	19.5%

Quarter Ended September 30 Unaudited (In Thousands, Except Percentages)
	U.S. Property & Casualty		% Change	International		% Change	Broadspire		% Change	Legal Settlement Administration		% Change
	2007	2006		2007	2006		2007	2006		2007	2006
Revenues Before Reimbursements	$46,014	$52,479	-12.3%	$96,735	$74,876	29.2%	$78,206	$34,877	124.2%	$24,819	$34,825	-28.7%
Compensation & Benefits	29,609	33,763	-12.3%	67,279	52,593	27.9%	48,783	24,500	99.1%	11,945	13,784	-13.3%
% of Revenues	64.4%	64.3%		69.5%	70.2%		62.4%	70.2%		48.2%	39.6%
Expenses Other than Reimbursements, Compensation & Benefits	13,668	14,879	-8.1%	23,176	18,849	23.0%	27,825	17,539	58.6%	10,210	15,026	-32.1%
% of Revenues	29.7%	28.4%		24.0%	25.2%		35.6%	50.3%		41.1%	43.1%

Total Operating Expenses	43,277	48,642	-11.0%	90,455	71,442	26.6%	76,608	42,039	82.2%	22,155	28,810	-23.1%

Operating Earnings (Loss) (1)	$2,737	$3,837	-28.7%	$6,280	$3,434	82.9%	$1,598	($7,162)	122.3%	$2,664	$6,015	-55.7%
% of Revenues	5.9%	7.3%		6.5%	4.6%		2.0%	-20.5%		10.7%	17.3%

(1)	A non-GAAP financial measurement which represents earnings before gain on disposal of assets, net corporate interest expense, acquisition related intangible assets amortization expense, stock option expense, income tax expense, and certain unallocated corporate and shared costs

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2007 and December 31, 2006

(In Thousands)

Assets	Unaudited September 30 2007	* December 31 2006
Current Assets:
Cash and Cash Equivalents	$45,302	$61,674
Short-term Investment	—	5,000
Accounts Receivable, Net	184,708	178,447
Unbilled Revenues, Net	136,419	117,098
Prepaid Expenses and Other Current Assets	19,256	19,924

Total Current Assets	385,685	382,143

Property and Equipment, at Cost	157,075	140,729
Less Accumulated Depreciation	(108,775)	(99,845)

Net Property and Equipment	48,300	40,884

Other Assets:
Goodwill	269,300	256,700
Intangible Assets, Net	120,184	127,869
Capitalized Software Costs, Net	39,216	36,903
Deferred Income Tax Assets	7,483	13,498
Other Noncurrent Assets	29,593	34,991

Total Other Assets	465,776	469,961

Total Assets	$899,761	$892,988

Liabilities and Shareholders’ Investment
Current Liabilities:
Short-Term Borrowings	$32,367	$27,795
Accounts Payable	37,783	42,262
Accrued Compensation and Related Costs	68,643	64,636
Other Accrued Liabilities	59,818	46,526
Self-Insured Risks	19,047	21,722
Accrued Income Taxes	359	363
Deposit on Sale of Former Corporate Headquarters	—	8,000
Deferred Revenues	66,300	68,359
Notes Payable and Capital Leases	2,380	2,621

Total Current Liabilities	286,697	282,284

Noncurrent Liabilities:
Notes Payable and Capital Leases, net of current portions	186,825	199,044
Deferred Revenues	61,260	77,110
Self-Insured Risks	17,410	12,338
Postretirement Medical Benefit Obligation	2,428	2,440
Accrued Pension Liabilities	85,531	90,058
Other Noncurrent Liabilities	11,872	14,019

Total Noncurrent Liabilities	365,326	395,009

Minority Interest in Equity of Consolidated Affiliates	4,672	4,544

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	25,935	25,741
Class B Common Stock, $1.00 Par Value	24,697	24,697
Additional Paid-in Capital	18,379	15,468
Retained Earnings	220,489	207,891
Accumulated Other Comprehensive Loss	(46,434)	(62,646)

Total Shareholders’ Investment	243,066	211,151

Total Liabilities and Shareholders’ Investment	$899,761	$892,988

* Derived from the audited Consolidated Balance Sheet

Press Release

CRAWFORD & COMPANY 1001 Summit Blvd., Atlanta, GA 30319 (404) 300-1000

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2007 and September 30, 2006

Unaudited

(In Thousands)

	2007	2006
Cash Flows From Operating Activities:
Net Income	$12,812	$16,309
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization Expense	22,146	14,381
Stock-Based Compensation Costs	2,251	2,249
Net Loss on Sales of Property and Equipment	521	104
Gain on Sale of Investigations Business	—	(3,069)
Gain on Sale of Subrogation Business	(3,980)	—
Gain on 2006 Sale of Former Corporate Headquarters	(4,844)	—
Changes in Operating Assets and Liabilities, net of effects of acquisitions and disposition:
Accounts Receivable, net	1,766	1,790
Unbilled Revenues, net	(12,899)	(575)
Accrued Income Taxes	5,188	2,945
Accounts Payable and Accrued Liabilities	552	(3,010)
Deferred Revenues	(18,354)	197
Accrued Retirement Costs	(22)	1,344
Prepaid Expenses and Other Assets	(1,265)	(1,661)

Net Cash Provided by Operating Activities	3,872	31,004

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment, net	(12,320)	(9,044)
Capitalization of Computer Software Costs	(8,326)	(7,170)
Proceeds from Sale of Investment Security	5,000	—
Proceeds from Sale of Subrogation Unit	5,000	—
Deposit Received on Sale of Real Estate	—	8,000
Proceeds from Sale of Investigations Unit	—	3,000
Other Investing Activities	(1,603)	(1,572)

Net Cash Used in Investing Activities	(12,249)	(6,786)

Cash Flows From Financing Activities:
Dividends Paid	—	(8,869)
Proceeds from Stock Issued to Employees Under Incentive Plans	736	1,883
Short-Term Borrowings, net	1,315	1,471
Payments on Long-Term Debt and Capital Lease Obligations	(11,889)	(840)
Other Financing Activities	(335)	—

Net Cash Used in Financing Activities	(10,173)	(6,355)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,178	908

(Decrease) Increase in Cash and Cash Equivalents	(16,372)	18,771
Cash and Cash Equivalents at Beginning of Period	61,674	46,848

Cash and Cash Equivalents at End of Period	$45,302	$65,619